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                                                Filed Pursuant to Rule 424(b)(3)
                                                       Registration No. 33-96542

                              PROSPECTUS SUPPLEMENT
                              Dated March 11, 1999
                    to the Prospectus dated October 10, 1995

                          MACK-CALI REALTY CORPORATION

         Mack-Cali Realty Corporation, f.k.a. Cali Realty Corporation (the "Company"), has prepared this Prospectus Supplement to update certain information included in the Company's Prospectus dated October 10, 1995 (the "Prospectus") relating to 2,801,883 shares of common stock, par value $0.01 per share (the "Common Stock") of the Company.

         99,000 of the 99,314 shares of Common Stock held by Gloria Seminara included in the Prospectus are subject to a pledge and security agreement in favor of Prudential Securities Incorporated ("Prudential"). Following a transfer of such shares to Prudential pursuant to such pledge and security agreement, such shares may be sold by Prudential pursuant to the Prospectus.